SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                         ACT OF 1934 (AMENDMENT NO. __)

         Filed by the Registrant                              [X]
         Filed by a party other than the Registrant           [ ]

         Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[ ] Confidential, for  Use  of the  Commission  Only (as permitted by Rule 14a-6
    (e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            NANOMETRICS INCORPORATED
           ----------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

           ----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          (1)  Title of each class of securities to which transactions applies:
          (2)  Aggregate number of securities to which transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                            NANOMETRICS INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nanometrics Incorporated, a California corporation (the "Company"), will be held on Wednesday, May 15, 2002 at 1:30 p.m., local time, at the principal offices of the Company located at 1550 Buckeye Drive, Milpitas, California 95035, for the following purposes:

     1. To elect six directors to serve until the next Annual Meeting of Shareholders or until their successors are elected.

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

     3. To approve an amendment to and restatement of the Company's Articles of Incorporation to, among other things, increase the number of authorized shares of common stock of the Company from 25,000,000 to 50,000,000.

     4. To approve an amendment to the Company's 2000 Employee Stock Option Plan (the "2000 Plan") to, among other things, increase the number of shares of common stock of the Company reserved for issuance under the 2000 Plan by 1,200,000 shares.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                            Sincerely,


                                            Vincent J. Coates
                                            Secretary

Milpitas, California
       , 2002

                            NANOMETRICS INCORPORATED

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Nanometrics Incorporated (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 15, 2002 at 1:30 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal offices of the Company located at 1550 Buckeye Drive, Milpitas, California 95035. The Company's telephone number at that address is (408) 435-9600.

     These proxy solicitation materials were mailed on or about ________, 2002 to all shareholders entitled to vote at the meeting. A copy of the Company's 2001 Annual Report on Form 10-K accompanies this Proxy Statement.

Record Date and Shares Outstanding

     Shareholders of record at the close of business on April 1, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 11,801,199 shares of common stock of the Company, no par value, (the "Common Stock") were issued and outstanding. For information concerning security ownership of management and beneficial owners of more than 5% of Common Stock, see "Security Ownership of Management and Certain Beneficial Owners" below.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     The candidates receiving the six highest vote totals will be elected to serve as directors. Every shareholder voting for the election of directors may
(i) cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder holds or (ii) distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share of Common Stock outstanding has one vote.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

Quorum; Abstentions: Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting ("Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

Deadline for Receipt of Shareholder Proposals

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2002 Annual Meeting. Shareholders are entitled to present proposals for action at the 2003 Annual Meeting if such proposals comply with the requirements of the proxy rules. Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2003 Annual Meeting must be received by the Company no later than December 18, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     If a shareholder intends to submit a proposal at the 2003 Annual Meeting that is not intended to be included in the proxy statement and proxy, the shareholder must do so no later than March 13, 2003. The proxy holders will not be allowed to use their discretionary authority to vote on any proposals received after this date when such proposals are raised at the 2003 Annual Meeting.

Matters Not Required to be Submitted to Security Holders

     The Company is submitting the proposal to approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002 and the proposal to increase the number of shares reserved under its 2000 Employee Stock Option Plan to the shareholders. Although the Company is not required to submit such proposals to a vote of the shareholders, the Company has done so in order to obtain shareholder ratification of these proposals. If the shareholders do not vote in favor of the appointment of Deloitte & Touche LLP, the Company will consider the selection of other auditors. If the shareholders do not vote in favor of the increase of the number of shares reserved under its 2000 Employee Stock Option Plan, the Company will consider reserving a lesser number of shares for issuance thereunder.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the Annual Meeting, which will leave one vacancy on the board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been elected and qualified.

     The names of the nominees and certain information about them are set forth below:

                          Name of Nominee                  Age    Director Since
     -------------------------------------------------     ---    --------------
     Vincent J. Coates................................      77         1975
     Nathaniel Brenner................................      76         1986
     John D. Heaton...................................      42         1995
     Edmond R. Ward...................................      62         1999
     William G. Oldham................................      63         2000
     Papken S. Der Torossian..........................      63         2001

     Vincent J. Coates has been Chairman of the Board since the Company was founded in 1975. He has been the Company's Secretary since February 1989. He has also served as Chief Executive Officer through April 1998 and President from the founding through May 1996, except for the period January 1986 through February 1987 when he served exclusively as Chief Executive Officer. Prior to his employment at Nanometrics, Mr. Coates co-founded Coates and Welter Instrument Corporation, a designer of electron microscopes, which company was subsequently acquired by Nanometrics. Mr. Coates also spent over twenty years working in engineering, sales and international operations for the Perkin-Elmer Corporation, a manufacturer of analytical instruments. In 1995, he received an award which recognized his contribution to the industry from Semiconductor and Equipment and Materials International, an industry trade organization.

     Nathaniel Brenner has served as a director of the Company since June 1986. In 1992, Mr. Brenner retired from Beckman Instruments, Inc., where, since 1976, he held the positions of Program Manager, Marketing Manager (Instruments) and General Manager (Spectroscopy).

     John D. Heaton has served as a director of the Company since July 1995. Since April 1998, he has been Chief Executive Officer of the Company. From May 1996 to April 1998, he served as the Company's President and Chief Operating Officer. Beginning in 1978, Mr. Heaton served in various technical positions at National Semiconductor, a semiconductor manufacturer, prior to joining the Company in 1990.

     Edmond R. Ward has served as a director of the Company since July 1999. Beginning in January 2002, Mr. Ward has served as Chief Technical Officer of Unity Semiconductor, a semiconductor design and manufacturing company. Since April 1999, Mr. Ward has been a General Partner of Virtual Founders, a venture capital firm. From April 1992 to June 1997, Mr. Ward was the Vice President of Technology at Silicon Valley Group, Inc., a supplier of wafer processing equipment.

     William G. Oldham has served as a director of the Company since June 2000. Since 1964, Mr. Oldham has been a faculty member at the University of California, Berkeley, where he researches EUV and Maskless Lithography and, since 1996, has been the Director of the DARPA/SRC Research Network for Advanced Lithography. He has served as a consultant in various intellectual property matters and serves on the board of directors of Cymer, Inc., a supplier of light sources for deep ultraviolet (DUV) photolithography systems used in the manufacturing of semiconductors.

     Papken S. Der Torossian has served as a director of the Company since July 2001. From February 1991 to May 2001, Mr. Der Torossian was the Chief Executive Officer of Silicon Valley Group, Inc., a supplier of wafer processing equipment and advanced lithography systems for integrated circuit manufacture. Previously, Mr. Der Torossian was also President of the Santa Cruz Division of Plantronics, Inc., a company which designs, manufactures and markets lightweight communications headset products, and also served as Vice President of Plantronics' Telephone Products Group. Prior to that, Mr. Der Torossian spent four years at Spectra-Physics Lasers, Inc., a designer and developer of semiconductor-based laser and optical technologies, and twelve years with Hewlett-Packard Company, a manufacturer of computers and printers, in a variety of management positions. Mr. Der Torossian currently serves on the board of directors of ANTs software, inc., a developer of software technology that enables high-performance data operations.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth beneficial ownership of Common Stock of the Company as of December 31, 2001, by each director or nominee, by each of the Named Officers (as defined below), by all directors and Named Officers as a group, and by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Unless otherwise indicated, the address of each beneficial owner of 5% of the Company's Common Stock is 1550 Buckeye Drive, Milpitas, California 95035.

                                                                                 Number of Shares of
                                                                                    Common Stock           Percent of
                          Name of Beneficial Owner                             Beneficially Owned (1)         Total
----------------------------------------------------------------------         ----------------------      ----------
Vincent J. Coates (2).................................................                  3,376,274             28.6%

Capital Group International, Inc. (3).................................                  1,401,400             11.8%
11100 Santa Monica Blvd.
Los Angeles, CA  90025

Putnam Investments, LLC (4)...........................................                    798,311             6.7%
One Post Office Square
Boston, MA 02109

Franklin Resources, Inc (5)...........................................                    730,300             6.1%
777 Mariners Island Blvd.
San Mateo, CA  94404

John Hancock Advisors, LLC (6)........................................                    708,650             6.2%
Law Division
P.O. Box 111
Boston, MA 02117
John D. Heaton (7)....................................................                    335,001             2.8%
Paul B. Nolan (8).....................................................                     48,333               *
Roger Ingalls, Jr. (9)................................................                     52,333               *
Edmond R. Ward (10)...................................................                     16,667               *
William Oldham (11)...................................................                      6,667               *
Nathaniel Brenner (12)................................................                     65,300               *
Papken Der Torossian..................................................                          0               *
All Named Officers and directors as a group (8 persons) (13)..........                  3,900,575            33.0%

-------------------------
*    Represents less than 1% of outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2001. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.
(2) Includes 3,376,154 shares of common stock held of record by the Vincent J. Coates Separate Property Trust, U/D/T dated August 7, 1981, for which Mr. Coates acts as trustee.
(3) According to a Schedule 13G/A filed with the Securities Exchange Commission on February 12, 2002, Capital Group International, Inc. ("CGI") may be deemed to be the beneficial owner of

     1,401,400 shares of Common Stock. CGI is identified as a Parent Holding Company on its Schedule 13G/A.
(4) According to a Schedule 13G filed with the Securities Exchange Commission on February 5, 2002, Putnam Investments, LLC and its affiliates may be deemed to be beneficial owners of 798,311 shares of Common Stock.
(5) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002, Franklin Resources, Inc. may be deemed to be the beneficial owner of 730,300 shares of Common Stock.
(6) According to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002, John Hancock Advisers, LLC may be deemed to be the beneficial owner of 708,650 shares of Common Stock.
(7) Includes 291,666 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(8) Includes 43,333 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(9) Includes 47,333 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(10) Includes 16,667 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(11) Includes 6,667 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(12) Includes 30,000 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(13) Includes 435,666 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.

Board Meetings and Committees

     The Board of Directors held meetings (or acted by written consent) a total of ten times during fiscal 2001. During fiscal 2001, no incumbent directors attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of committees, if any, upon which such directors served. The Company maintains standing committees overseeing audits, compensation and stock option grants. The Company does not have a standing nominating committee.


     Audit Committee. The Audit Committee of the Board of Directors reviews and monitors the corporate financial reporting as well as the internal and external audits of the Company, including among other things, the Company's internal audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters that may have a significant impact on the Company's financial reports. In addition, the Audit Committee has the responsibility to consider and recommend the employment of, and to review fee arrangements with, the Company's independent auditors. The Audit Committee also monitors transactions between the Company and its officers, directors and employees for any potential conflicts of interest. The Board of Directors adopted a written charter for the Audit Committee on March 27, 2001. A copy of this charter is attached hereto as Appendix 1. The Audit Committee met (or acted by written consent) five times during fiscal 2001.


     The current members of the Audit Committee are Papken S. Der Torossian, Nathaniel Brenner and Edmond R. Ward. Mr. Der Torossian is the Chairman of the Committee, and he was elected to replace Dr. Oldham on February 27, 2002. Messrs. Der Torossian, Brenner and Ward are "independent directors" as that term is defined under the applicable National Association of Securities Dealers' ("NASD") listing standards.

     Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the Company's compensation policy and all forms of compensation to be provided to certain of the executive officers of the Company. The members of the Compensation Committee were Nathaniel Brenner and Norman V. Coates. Mr. Coates resigned from the Compensation Committee in August of 2001. He was replaced by Mr. Der Torossian. The Compensation Committee met once during fiscal 2001.

     Stock Option Committee. The Stock Option Committee of the Board of Directors is responsible for approving the grant of stock options to the Company's employees under the Company's 2000 Employee Stock Option Plan. The members of the Stock Option Committee were Edmond Ward and Nathaniel Brenner. The Stock Option Committee met (or acted by written consent) nine times in fiscal 2001.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee of the Company's Board of Directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Compensation

     Directors who are not also employees of the Company receive an annual retainer fee of $5,000 plus $1,000 for each Board of Directors and committee meeting attended (unless the Board of Directors and committee meetings take place on the same day, in which case such directors receive a $1,000 fee) and are eligible to participate in the Company's 2000 Director Option Plan.

Compensation of Executive Officers

     The following table sets forth the compensation paid by the Company during the past three fiscal years to (i) the Chief Executive Officer of the Company during the last fiscal year, (ii) each of the four most highly compensated executive officers (or such lesser number of executive officers as the Company may have) of the Company not serving as Chief Executive Officer and (iii) up to an additional two individuals that would have been included under item (ii) but for the fact that the individuals were not serving as executive officers at the end of the last completed fiscal year (collectively, the "Named Officers"):

                                                Summary Compensation Table
                                                                                                             Long Term
                                                                                                           Compensation
                                                                      Annual Compensation                     Awards
                                                         ----------------------------------------------- ----------------
                                                                                                           Securities
                                                                                                           Underlying
                                                           Fiscal Year        Salary          Bonus        Options (#)
                                                         --------------- -------------- ---------------- ----------------
John D. Heaton.................................               2001         $  344,299     $  46,551               --
   President and Chief Executive Officer                      2000         $  303,146     $  70,385          250,000
                                                              1999         $  235,820     $   5,338           50,000

Vincent J. Coates..............................               2001         $  204,800     $      --               --
   Chairman of the Board and Secretary                        2000         $  204,800     $      --               --
                                                              1999         $  204,800     $      --               --

Roger Ingalls Jr...............................               2001         $  234,089     $  19,802               --
   Vice President and Director of Marketing                   2000         $  225,779     $  38,982           10,000
                                                              1999         $  178,651     $   3,203               --

Paul B. Nolan..................................               2001         $  152,561     $  18,480               --
   Vice President and Chief Financial Officer                 2000         $  137,619     $  35,023           10,000
                                                              1999         $  123,451     $   2,643               --
-------------------------------------------------------------------------------------------------------------------------

Stock Options Granted in the Fiscal Year Ended December 31, 2001

     No stock options were granted to any Named Executive Officer during fiscal 2001.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

     The following table sets forth the number of shares acquired upon the exercise of stock options during 2001 and the number of shares covered by both exercisable and unexercisable stock options held by each of the Named Officers at December 31, 2001.

                                                                        Number of Securities
                                                                       Underlying Unexercisable      Value of Unexercised
                                                                          Options At Fiscal         In-the-Money Options At
                                              Shares          Value         Year-End (#)           Fiscal Year-End ($) (2)
                                            Acquired on   Realized ($) ------------------------- --------------------------
                                           Exercise (#)        (1)     Exercisable  Unexercised  Exercisable  Unexercised
                                           ------------- ------------- ----------- ------------- ------------ -------------
John D. Heaton.......................      26,667        $  342,271     291,666       183,334    $2,913,538    $  207,712
Roger Ingalls Jr.....................       5,000            54,625      47,333         6,667       583,918             0
Paul B. Nolan........................       5,000            54,625      43,333         6,667       571,000             0

-----------------------------

(1) The value realized upon exercise is (i) the fair market value of the Company's common stock on the date of exercise, less the option exercise price per share, multiplied by (ii) the number of shares underlying the options exercised.
(2) The value of unexercised options is (i) the fair market value of the Company's common stock on December 31, 2001 ($19.40 per share), less the option exercise price of in-the-money options, multiplied by (ii) the number of shares underlying such options.

Certain Transactions

     Until October 17, 2001, the Company was the beneficiary of an insurance policy on the life of Vincent J. Coates in a face amount of $8,000,000. Annual premiums, which were paid by the Company, totaled $200,000 per year. In the event of termination of the policy, any cash surrender value was to belong to Mr. Coates. As of October 17, 2001, Mr. Coates and the Company also terminated their Redemption Agreement, which provided that in the event of Mr. Coates' death, his estate would have the option to cause the Company to use the proceeds of the life insurance policy to purchase shares of the Company's Common Stock owned by the estate at their then fair market value. The purpose of this agreement was to provide Mr. Coates' estate, at its option, the opportunity to obtain cash to pay estate taxes without having to liquidate its holdings in the open market.

     Pursuant to the terms of an agreement dated May 1, 1985 between the Company and Vincent J. Coates, the Chairman of the Board of the Company, the terms of which were then amended and restated in August 1996 and again effective April 1998, the Company is obligated, in the event Mr. Coates is required to resign as Chairman of the Board under certain circumstances, including a change of control, to continue to pay Mr. Coates his salary and benefits for five years from the date of such resignation.

     In April 1998, the Company entered into an agreement with Mr. Heaton under which the Company agreed to pay Mr. Heaton his usual annual salary (excluding bonuses) for a period of one year from the date that he is required or requested for any reason not involving good cause, including a change of control, to involuntarily relinquish his positions with the Company as Chief Executive Officer, President and Director. If Mr. Heaton leaves the Company voluntarily or if he is asked to leave under certain circumstances, no such severance payment is required.

     On October 1, 2001, John D. Heaton, a director and the Chief Executive Officer of the Company, issued a promissory note to the Company in the principal amount of approximately $301,000 in a transaction designed to provide Mr. Heaton with funds to meet personal needs. The note bears interest at a rate of 6% and shall become due and payable upon the earlier of (i) 90 days after the termination of Mr. Heaton's employment with the Company or (ii) October 1, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ National Market. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that during fiscal 2001, its executive officers, directors and greater than ten percent shareholders complied with all applicable filing requirements.

Report of the Audit Committee of the Board of Directors

     The following is the report of the Audit Committee of the Board of Directors describing its review of materials and determinations with respect to the Company's auditors and financial statements for the fiscal year ended December 31, 2001. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001, the Committee met (or acted by written consent) five (5) times, and the Audit
Committee chair, as representative of the Committee, discussed the interim financial information contained in quarterly earnings announcements with the CFO, controller and independent auditors prior to public release.

     The Audit Committee received from the Company's independent auditors a formal written statement, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," which describes all relationships between the auditors and the Company that, in the auditors' professional opinion, might reasonably be thought to bear on the auditors' independence. The Audit Committee discussed with the auditors these relationships and satisfied itself as to the auditors' independence.

     The Audit Committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the Company's financial statements.

     Additionally, the Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the foregoing review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.


Nathaniel Brenner
Edmond R. Ward
William G. Oldham

Report of the Compensation Committee and Stock Option Committee of the Board of Directors

     The following is the report of the Compensation Committee and the Stock Option Committee of the Board of Directors describing compensation policies and rationales applicable to certain of the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2001. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     General. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to cash compensation levels for certain of the Company's executive officers. During 2001, the Stock Option Committee was responsible for determining levels of equity-based compensation for the Company's employees.

     Compensation Philosophy. The Compensation Committee makes recommendations as to the salaries of certain of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company's financial performance over the past year based upon revenues and operating results and (iii) the achievement of individual performance goals related to each executive officer's duties and areas of responsibility. The Compensation Committee makes recommendations as to the levels of cash bonuses awarded to certain of the Company's executive officers and views such bonuses as being an integral part of its performance based compensation program. Such bonuses are based on Company profits and are determined as a percentage of the officer's salaries.

     Equity-Based Compensation. The Stock Option Committee views stock options as an important part of its long-term, performance-based compensation program. The Stock Option Committee grants stock options to all employees of the Company under the Company's 2000 Stock Option Plan based upon the Committee's estimation of each employee's contribution to the long-term growth and profitability of the Company. The 2000 Stock Option Plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options were granted under the 2000 Stock Option Plan at the then-current market price and are generally subject to three-year vesting periods to encourage key employees to remain with the Company.

     Compensation of the President and Chief Executive Officer. The compensation of the Company's President and Chief Executive Officer was based upon the same criteria described above. Due to economic conditions, the Compensation Committee felt that an increase to the base salary of the President and CEO would not be appropriate. However, the management bonus, which is based on profits, was increased.

STOCK OPTION COMMITTEE                                   COMPENSATION COMMITTEE
Edmond Ward                                              Nathaniel Brenner
Nathaniel Brenner                                        Papken Der Torossian

Performance Graph

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the NASDAQ Stock Market Index and the JP Morgan H&Q
Technology Index for the period commencing on January 1, 1996 and ending on December 31, 2001. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                [OBJECT OMITTED]


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG NANOMETRICS INCORPORATED,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H & Q TECHNOLOGY INDEX


NANOMETRICS INC

                                             Cumulative Total Return
                             ---------------------------------------------------
                              12/96    12/97    12/98    12/99    12/00    12/01



NANOMETRICS INCORPORATED     100.00   172.37   164.47   423.68   290.80   408.42
NASDAQ STOCK MARKET (U.S.)   100.00   122.48   172.68   320.89   193.01   153.15
JP MORGAN H & Q TECHNOLOGY   100.00   117.24   182.36   407.27   263.28   181.99

                                 PROPOSAL NO. 2

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has audited the Company's financial statements since fiscal 1991.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2001 and for reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $188,714.

Financial Information Systems Design and Implementation Fees

The Company did not engage Deloitte & Touche for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $123,814 and included tax compliance and tax consulting services.

The Audit Committee has considered the fees received by Deloitte & Touche for the provision of financial information systems design and implementation services and other services are compatible with maintaining the accountant's independence before recommending Deloitte & Touche as the independent auditor for the next fiscal year.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                 PROPOSAL NO. 3

                          AMENDMENT AND RESTATEMENT OF
                     THE COMPANY'S ARTICLES OF INCORPORATION


     The Board has approved an amendment to the Company's Articles of Incorporation, which, if adopted, would increase the number of authorized shares of Company Common Stock from 25,000,000 to 50,000,000 shares. A copy of the proposed amended and restated articles of incorporation (the "Amended and Restated Articles") is attached hereto as Appendix 2. The Company currently has 22,500,000 shares designated Common Stock and 2,500,000 shares designated Junior Common Stock. If the proposed amendment is approved, the Company will have 50,000,000 shares of Common Stock authorized and no authorized shares of Junior Common Stock.

Vote Required

     The amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock of the Company.

Discussion of the Amendment

     The Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of capital stock available for various corporate programs and purposes. The Company may, from time to time, consider acquisitions, stock dividends or stock splits, and public or private financings to provide the Company with capital, which may involve the issuance of additional shares of common stock or securities convertible into common stock. Also, additional shares of common stock may be necessary to meet anticipated future obligations under our employee benefit plans. The Board of Directors believes that having authority to issue additional shares of capital stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized capital. Additionally, the Board of Directors believes that it is in the best interest of the Company to have a single series of Common Stock.

     The Company has no present plan, agreement or understanding involving the issuance of its capital stock except for shares required or permitted to be issued under employee benefit plans or upon exercise of outstanding stock options. It is possible, however, that additional merger and acquisition opportunities involving the issuance of shares of capital stock will develop. It is also possible that an increase in the market price for the Company's stock, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of the Company's stock desirable.

     The Company believes that an increase in the number of authorized shares of capital stock will enhance its ability to respond promptly to any of these opportunities. If the Amended and Restated Articles are approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of capital stock, except to the extent that such approval may be required by law, and the shares may be issued for consideration, in cash or otherwise, at the times and in the amounts that the Board may determine. Under the rules of the National Association of Securities Dealers, Inc. applicable to the Company, shareholder approval must be obtained prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the Company's then outstanding shares in connection with an acquisition by the Company.

     Although the Board of Directors presently intends to employ the additional shares of capital stock solely for the purposes set forth above, these shares could be used by the Board to dilute the stock ownership of persons seeking to obtain control of the Company, possibly discouraging or deterring an attempt to obtain control of the Company and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate Company capital stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board or otherwise.

     The text of the Amended and Restated Articles, reflecting all proposed amendments and as approved by the Board of Directors, is attached to this proxy statement as Appendix 2. The Board of Directors does not believe that an increase in the number of authorized shares of Common Stock will have a significant impact on any attempt to gain control of the Company. It is possible, however, that the availability of authorized but unissued shares of common stock could discourage third parties from attempting to gain control because the Board could authorize the issuance of shares of capital stock in a private placement or otherwise to one or more persons. The issuance of capital stock could dilute the voting power of a person attempting to acquire control of the Company, increase the cost of acquiring control or otherwise hinder efforts to acquire control. The proposal described in this Proxy Statement is not in response to any such action. These proposals are not part of a plan by the Company to adopt a series of amendments with an anti-takeover purpose and the Company does not currently intend to propose other measures in future proxy solicitations.

     The affirmative vote of a majority of all outstanding shares of the Common Stock of the Company is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Annual Meeting. All proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on the shareholder's proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                                 PROPOSAL NO. 4

                              PROPOSAL TO AMEND THE
                         2000 EMPLOYEE STOCK OPTION PLAN

     The Board of Directors believes that the Company's 2000 Employee Stock Option Plan (the "Plan") constitutes an important part of the Company's compensation programs and, accordingly, the Board has adopted an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 1,200,000. The market price of the Company's Common Stock was $18.31 as of April 1, 2002.

Background

     The shareholders have previously authorized grants of options to employees under the Plan. As of December 31, 2001, the Plan had 222,500 shares of common stock available for new option grants. Therefore, subject to shareholder approval, the Company has adopted the proposed amendment of the Plan.

     The Plan is designed to improve the performance of the Company and its subsidiaries and, by doing so, to serve the interests of the shareholders. By continuing to encourage ownership of the Company's shares among those who play significant roles in the Company's success, increasing the number of shares reserved under the Plan will continue to align the interests of the Company's employees with those of its shareholders by relating capital accumulation to increases in shareholder value. Moreover, increasing the shares available should have a positive effect on the Company's ability to attract, motivate and retain employees of outstanding leadership and management ability. The principal features of the Plan are described below.

Material Features of the Plan

     Background

     The Plan was adopted by the Board on April 25, 2000 and approved by the shareholders at the 2000 Annual Meeting of the Shareholders. Initially, 1,250,000 shares of common stock were reserved under the Plan.

     Purpose

     The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants (collectively, the "Service Providers"), and to promote the success of the Company's business.

     Shares Subject to the Plan

     The Board originally reserved 1,250,000 shares of Common Stock for issuance under the Plan and now proposes to reserve another 1,200,000 shares. The shares may be authorized but unissued, or reacquired Common Stock.

     Administration

     The Plan may be administered by different committees with respect to different groups of Service Providers (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

     Eligibility

     Nonstatutory stock options and stock purchase rights may be granted to Service Providers. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the Service Providers to whom options and stock purchase rights may be granted, and the exercise price and number of shares subject to each such grant. Currently, approximately 280 employees of the Company are eligible to participate in the Plan.

     Limitations

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with the options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 1,000,000 shares of Common Stock.

     Terms and Conditions of Options

     Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options at the time that the options are granted. The exercise price of any stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date that such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the same trading day as the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable. An option shall be exercisable in whole or in part by giving written or electronic notice to the Company, stating the number of shares with respect to which the options being exercised, accompanied by payment in full for such shares. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The Administrator determines the term of each option. However, the term of an incentive stock option may be no more than ten
          (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination as a Service Provider. If an optionee's employment, director or consulting relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within 3 months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the respective option agreement). If an optionee's employment, director or consulting relationship terminates due to the optionee's disability or death, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent that the option was vested on the date of termination, within 12 months from the date of such termination.

     (e) Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

     (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Stock Purchase Rights

     Stock purchase rights may be issued either alone, in addition, or in tandem with other awards granted under the Plan. The Administrator determines who will be offered Common Stock and the conditions and restrictions related to the offer, including the number of shares to be offered, the price to be paid and the time which the offer must be accepted. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment to the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization

     In the event that the Common Stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option and stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to shares purchased upon exercise of an option or stock purchase right will lapse as to all shares, provided that the proposed dissolution or liquidation takes place as contemplated.

     Subject to the occurrence of a change of control (discussed below), in connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume the options or stock purchase rights or to substitute substantially equivalent options or stock purchase rights, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Change of Control

     In the event of a "change of control," any options outstanding on the date of such change in control will vest and become fully exercisable and any Company repurchase right with respect to restricted stock will lapse if (i) a successor corporation fails to assume all obligations with respect to such options and restricted stock, (ii) the optionees or holders of restricted stock do not or will not receive the same consideration as received by other shareholders in such change of control, (iii) an optionee or holder of restricted stock is terminated in an "involuntary termination" following the change of control or
(iv) the optionee is designated an executive officer by the Company's Board of Directors as of the date of such change of control and such optionee does not voluntarily resign from the Company during the twelve (12) month period following such change of control. A "change of control" is defined as (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) of 50% or more of the total voting power of the Company, (ii) certain changes in the composition of the Board of Directors,
(iii) a merger or consolidation where the Company's shareholders do not own at least 50% of the voting power after the transaction or (iv) the sale or disposition of substantially all of the Company's assets. An "involuntary termination" is defined as (i) a termination of an optionee for other the "Cause," (ii) certain reductions of an optionee's base salary, (iii) certain reductions of an optionee's employee benefits, (iv) certain relocations of an optionee, and (v) with respect to certain officers, a reduction of duties, authority or responsibilities following a change of control. "Cause" is defined as (i) certain acts of dishonesty, fraud or misrepresentation in connection with such optionee's employment responsibilities, (ii) an optionee's arrest for a felony, fraud or an act or moral turpitude, or (ii) an optionee's failure to perform his or her employment obligations or follow the Company's employee policies.

     Amendment and Termination of the Plan

     The Board of Directors may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or shareholders may alter or impair any rights of an optionee without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date the Plan was adopted by the Board.

                         Federal Income Tax Consequences

     The following discussion summarizes certain U.S. federal income tax considerations for persons receiving options and stock purchase rights under the Plan and certain tax effects to the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of this
Plan:

     Incentive Stock Options

     An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair  market  value of the shares at the date of the option  exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options

     An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights

     Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e., within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

                   Option Information as of December 31, 2001

     The Company had approximately 270 employees with outstanding option grants under the Plan.

                              Other Considerations

     While it believes that options issued under the Plan can result in dilution to existing shareholders, the Board of Directors believes that the positive effect on the Company's performance that the Plan has had and will continue to have, outweighs the dilution to existing shareholders.

     Demand for highly skilled employees, especially in the technology industries, remains high. The Board of Directors believes it is critical to the Company's success to maintain competitive employee compensation programs, including the Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Meeting and entitled to vote will be required to amend the Plan.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 2000 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OUTSTANDING UNDER THE PLAN.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                                THE BOARD OF DIRECTORS

  Dated:        , 2002

                                   APPENDIX 1

                             Audit Committee Charter

                                NANOMETRICS INC.

     The Audit Committee of Nanometrics Inc. is a subcommittee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing financial information which will be provided to shareholders and others, the systems of internal controls which management and the board have established, and the audit process.

     The  Audit Committee shall:

1. Provide communication among the independent auditor, the Chief Financial Officer, and the Board of Directors.

2. Recommend to the Board the nomination, compensation, and discharge of the independent auditor. Review annually with the independent auditors any significant relationships they have with the Company which could impair the auditor's independence.

3.   Check  with  management,   the  CFO,  and  the  independent  auditor  about
     significant financial risks and assess the steps being taken to minimize such risks to the Company.

4. Consider and review with the independent auditor and the CFO the adequacy of the Company's internal controls.

5.   Review  with  management  and  the   independent   auditor  at  the  annual
     examination:

     a.   The Company's annual financial statements and related footnotes.

     b.   The   independent   auditor's   audit  and  report  of  the  financial
          statements.

     c. Any serious difficulties or disagreements with management encountered during the audit.

     d. Recommendations by the independent auditor for changes and additions to Company financial procedures.

6.   Consider and review with management and the CFO:

     a. Compliance with the recommendations made as a result of the audit report and review.

     b.   Any changes required in the scope of the audit plan.

7. Review filings with the SEC and other published documents to assure consistency with information contained in the financial statements.

8. Meet privately with the CFO, the independent auditor, or management to discuss matters deemed to require such privacy.

9. Meet at least four times per year, and may ask members of management to attend to provide pertinent information as required, including one meeting prior to, and for review of the 10Q submission.

10. The committee shall include in its membership three or more directors as determined by the Board, each of whom shall be independent non-employee directors. A chairman of the Audit Committee shall be designated by majority vote of the committee. The chairman will prepare or approve the agenda for meetings and shall prepare and distribute to the Board the summary of each meeting.

11. Review and approve quarterly financial releases and review with the independent auditor the Company's annual audited financial statements prior to filing and distribution. The review should include issues regarding accounting principles and practices.

12. Perform other duties as required by law, the Company's charter, or the Board of Directors.

13. Review and assess the adequacy of this Charter each year to assure that it reflects new responsibilities consistent with the growth of the Company or major changes in operations or organization. Submit the revised Charter to the Board of Directors for approval and have the Charter published at least every three years in accordance with SEC regulations.



                                                   Nathaniel Brenner

                                                   Member, Audit Committee

March 27, 2001

                                   APPENDIX 2

                 Amended and Restated Articles of Incorporation

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                           OF NANOMETRICS INCORPORATED

The undersigned certify that:

1. They are the president and the secretary, respectively, of Nanometrics Incorporated, a California corporation.

2. The Articles of Incorporation of the corporation are hereby amended and restated to read as follows:

                                    ARTICLE I

         "The name of this corporation is: "Nanometrics Incorporated."

                                   ARTICLE II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         This corporation is authorized to issue only one class of shares of stock which shall be designated "Common Stock." The total number of shares of Common Stock which this corporation is authorized to issue is 50,000,000 shares.

                                   ARTICLE IV

         Pursuant to Section 2302 of the California Corporations Code, this corporation elects to be governed by all the provisions of the California Corporations Code effective January 1, 1977, not otherwise applicable to it.

                                    ARTICLE V

         1. Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         2. Indemnification of Corporate Agents. This corporation is authorized to provide for, through bylaw provisions or through agreements with the agents, or both, the indemnification of agents (as defined in Section 317 of the California
                  Corporations Code) of the corporation in excess of that expressly permitted by said Section 317 for said agents to the fullest extent permissible under California law, subject to the limitations set forth in Section 204 of the California Corporations Code in actions brought by or on behalf of this corporation for breach of duty to this corporation or its shareholders.

         3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification."

3. The foregoing Amended and Restated Articles of Incorporation have been approved by the board of directors.

4. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of this corporation is 11,801,199. The total number of shares voting in favor of the amendment equaled or exceeded the vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


         Date:
               ----------------------

                                           --------------------------------
                                           John D. Heaton
                                           President and Chief Executive Officer


                                           --------------------------------
                                           Vincent J. Coates
                                           Secretary

                            NANOMETRICS INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2002


     The undersigned shareholder(s) of Nanometrics Incorporated, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 17, 2002, and hereby appoints Vincent J. Coates and Paul B. Nolan, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Nanometrics Incorporated to be held on Wednesday, May 15, 2002 at 1:30 p.m., local time, at the principal offices of the Company located at 1550 Buckeye Drive, Milpitas, California, 95035 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth below:


ITEM 1.  Election of Directors:

       ( )    FOR all nominees listed below (except as indicated)

       ( )    WITHHOLD AUTHORITY to vote for all nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

 Vincent J. Coates    Nathaniel Brenner    John D. Heaton    William G. Oldham

                     Edmond R. Ward    Papken Der Torossian

ITEM 2. Proposal to Ratify the Appointment of Deloitte & Touche LLP as Independent Auditors of the Company for the 2002 Fiscal Year:

         ( ) FOR                   ( ) AGAINST                       ( ) ABSTAIN

ITEM 3. Proposal to Approve the Amended and Restated Articles of Incorporation which, among other things, Increases the Number of Authorized Shares:

         ( ) FOR                   ( ) AGAINST                       ( ) ABSTAIN

ITEM 4. Proposal to Approve the Amendment to the 2000 Stock Option Plan to Increase the Number of Shares Reserved for Issuance under the Plan:

         ( ) FOR                   ( ) AGAINST                       ( ) ABSTAIN

(Continued and to be signed, on reverse side)

(Continued from other side)

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     ___________________________________________________________________________
     Typed or Printed Name(s)

     ___________________________________________________________________________
     Signature

     ___________________________________________________________________________
     Signature

     ___________________________________________________________________________
     Title, if applicable

     _______________________________
     Type and Number of Shares owned

     Dated:_________________________, 2002

THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.